AMENDMENT ONE

Effective October 1, 2006

The Fund Participation Agreement between Janus Aspen Series, Janus Distributors LLC and Sun Life Assurance Company of Canada (U.S.) is amended as follows:

  Sun Life Insurance and Annuity Company of New York is added as a party to the Agreement.

  Schedule A is deleted and replaced by the following:

Schedule A

Separate Accounts

Sun Life (U.S.) Separate Account G

Sun Life (U.S.) Separate Account H

Sun Life (N.Y.) Separate Account H

Sun Life (N.Y.) Separate Account J

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Participation Agreement as of the date and year first above written.

JANUS ASPEN SERIES

By:___________________

Name:

Title:

Date:_______________

JANUS DISTRIBUTORS LLC

By:___________________

Name:

Title:

Date:_______________

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
For the President By:__________________________________ Name: John E. Coleman Title: Vice President Date:	For the Secretary By:__________________________________ Name: Susan Lazzo Title: Senior Counsel Date:

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
For the President By:__________________________________ Name: John E. Coleman Title: Vice President Date:	For the Secretary By:__________________________________ Name: Susan Lazzo Title: Senior Counsel Date: